UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2005

HYTEK MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	0-11880	94-2234140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Hot Springs Road

Carson City, NV 89706

(Address of principal executive offices, including zip code)

(775) 883-0820

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On February 11, 2005, Hytek Microsystems, Inc., a California corporation (the “Company”), Natel Engineering Company, Inc., a California corporation (“Natel”), and Natel Merger Sub, a California corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

This transaction was completed on June 1, 2005 and, as a result of the merger of Merger Sub with and into the Company pursuant to the Merger Agreement, the Company has become a wholly owned subsidiary of Natel.

Pursuant to the Merger Agreement, each share of Company common stock that was outstanding at the effective time of the Merger (the “Effective Time”) was converted into the right to receive $2.00, without interest. Each option to purchase Company common stock that was outstanding at the Effective Time was converted into the right to receive an amount equal to the product of (A) the total number of shares of Company common stock previously subject to the option and (B) the excess, if any, of $2.00 over the exercise price per share of Company common stock previously subject to the option. The total consideration payable by Natel was $6,848,649.14.

A copy of the Merger Agreement was filed with our Current Report on Form 8-K announcing the transaction, which was filed February 14, 2005.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
2.1*	Agreement and Plan of Merger by and among the Company, Natel Engineering Company, Inc. and Natel Merger Sub dated February 11, 2005.

*	Incorporated by reference to exhibit filed with Report on Form 8-K filed on February 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYTEK MICROSYSTEMS, INC.
Date: June 2, 2005
	By:	/s/ Philip S. Bushnell
Philip S. Bushnell Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger by and among the Company, Natel Engineering Company, Inc. and Natel Merger Sub dated February 11, 2005.

*	Incorporated by reference to exhibit filed with Report on Form 8-K filed on February 14, 2005.